SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2003

QUESTCOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

California	0-20772	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Whipple Road,

Union City, California 94587
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (510) 400-0700

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
Exhibit 3.1
Exhibit 4.1
Exhibit 10.1

     This Current Report on Form 8-K is filed by Questcor Pharmaceuticals, Inc., a California corporation (“Questcor” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

          On January 15, 2003, the Company consummated a private placement of Series B Convertible Preferred Stock and Warrants to purchase Common Stock to an investor group comprised of Delta Opportunity Funds, a set of funds managed by Diaz & Altschul Capital Management, LLC; Corporate Opportunities Fund, a fund managed by Sanders Morris Harris Inc.; Montreux Equity Partners; Midsummer Capital, LLC; and Islandia, L.P. Gross proceeds to the Company from the private placement were $10 million.

          The Series B Preferred Stock has an aggregate stated value of $10 million and is entitled to a quarterly dividend at an initial rate of 8% per annum, which rate will increase to 10% per annum on and after January 1, 2006, and to 12% on and after January 1, 2008. In addition, on the occurrence of designated events the dividend rate will increase by an additional 6% per annum. The Series B Preferred Stock is entitled to a liquidation preference over the Company’s Common Stock and Series A Preferred Stock upon a liquidation, dissolution or winding up of the Company.

          The Series B Preferred Stock is convertible at the option of the holder into the Company’s Common Stock at a conversion price of $0.9412 per share, subject to certain anti-dilution adjustments. The Company has the right commencing on January 1, 2006 (assuming specified conditions are met) to redeem the Series B Preferred Stock at a price of 110% of stated value, together with all accrued and unpaid dividends and arrearage interest. In addition, upon the occurrence of designated Optional Redemption Events, the holders have the right to require the Company to redeem the Series B Preferred Stock at 100% of stated value, together with all accrued and unpaid dividends and arrearage interest.

          The terms of the Series B Preferred Stock contain a variety of affirmative and restrictive covenants, including limitations on indebtedness and liens. Each share of Series B Preferred Stock is generally entitled to a number of votes equal to 0.875 times the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock. In addition, the Company agreed that Corporate Opportunities Fund and Montreux Equity Partners are each entitled to appoint a representative to attend Company Board of Directors meetings in a nonvoting observer capacity.

          The purchasers of the Series B Preferred Stock also received for no additional consideration Warrants exercisable for an aggregate of 3,399,910 shares of Common Stock at an exercise price of $1.0824 per share, subject to certain anti-dilution adjustments. The Warrants expire in January 2007.

          The foregoing summary is qualified by reference to the documents filed as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

3.1	Certificate of Determination of Series B Convertible Preferred Stock.

4.1	Form of Common Stock Purchase Warrant dated January 15, 2003 issued by Questcor.

10.1	Form of Subscription Agreement dated as of December 29, 2002 by and between Questcor and purchasers of Series B Convertible Preferred Stock and Common Stock Purchase Warrants.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2003		QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ TIMOTHY E. MORRIS

Timothy E. Morris
Chief Financial Officer